Exhibit 99.1

MCG Capital Corporation	PRESS RELEASE
1001 19th Street North
10th Floor	Contact: Keith Kennedy
Arlington, VA 22209	(703) 247-7513
(703) 247-7500	KKennedy@MCGCapital.com
(866) 774-4951 (FAX)
www.MCGCapital.com
FOR IMMEDIATE RELEASE

MCG CAPITAL CORPORATION REPORTS FIRST QUARTER 2013 RESULTS
AND DISTRIBUTION OF $0.125 PER SHARE
ARLINGTON, VA—April 30, 2013—MCG Capital Corporation (Nasdaq: MCGC) (“MCG,” "we," "our," "us" or the “Company”) announced today its financial results for the quarter ended March 31, 2013.
HIGHLIGHTS
As outlined in further detail in this earnings release and in our Quarterly Report on Form 10-Q, for the quarter ended March 31, 2013, the following highlights occurred during the three months ended March 31, 2013:

•	Net operating income, or NOI, was $8.0 million, or $0.11 per share;

•	Net income was $7.8 million, or $0.11 per share;

•	We funded $15.9 million of advances and originations, including $13.0 million to a new portfolio company;

•	We monetized $81.7 million of our debt portfolio;

•
At March 31, 2013, we had $148.6 million of cash on-hand to make new investments using unrestricted cash and restricted cash from our SBIC. In addition, we had $40.6 million in securitization accounts and other restricted cash accounts; and

•	Under our stock repurchase program, we repurchased and retired 504,639 shares of our common stock at a total cost of $2.3 million, or a weighted average purchase price of $4.50 per share.
DISTRIBUTION
On April 26, 2013, the MCG board of directors declared a distribution of $0.125 per share. The distribution is payable as follows:
Record date: May 10, 2013
Payable date: May 31, 2013
If we determined the tax attributes of our 2013 distributions as of March 31, 2013, 49% would be from ordinary income and 51% would be a return of capital.  However, actual determinations of the tax attributes of our distributions, including determinations of return of capital, are made annually as of the end of the fiscal year based upon our taxable income and distributions paid for the full year.  Therefore, a determination as to the tax attributes of the distributions made on a quarterly basis may not be representative of the actual tax attributes for a full year. We intend to update shareholders quarterly with an estimated percentage of our distributions that resulted from taxable ordinary income.  The actual tax characteristics of distributions to shareholders will be reported to shareholders annually on a Form 1099-DIV.

MCG Capital Corporation
April 30, 2013

RECENT DEVELOPMENTS

•
Originations and Advances — We made $15.9 million in originations and advances to new and existing portfolio companies, principally in the form of loans (94% or $15.0 million), including one new portfolio company.

•
Loan Monetizations — We received $81.7 million in loan payoffs and amortization payments: five borrowers repaid $71.3 million in principal at or above par and we received $10.4 million in loan amortization and paid-in-kind interest, or PIK, payments.

•
Loans on Non-Accrual — Loans on non-accrual, at cost (under 4% of the total loan portfolio) and fair value (under 20 basis points of the total loan portfolio) remained stable in the first quarter of 2013.

•	Equity Monetizations and Realizations — We received $3.5 million in proceeds from equity securities, principally from the sale of our investment in NDSSI Holdings, LLC.

•	Second SBIC License Update — In February 2013, we received a letter from the SBA inviting us to file a formal license application, which we submitted to the SBA in March 2013.

•
Open-Market Purchases of Our Stock — We repurchased 504,639 shares of our common stock at a total cost of $2.3 million, or a weighted average purchase price of $4.50 per share. We acquired these shares from sellers in open market transactions. We retire these shares upon settlement, thereby reducing the number of shares issued and outstanding.

•	Operating Costs — Excluding interest expense, our total operating costs were 0.5% of $607 million in total assets (equal to an annualized rate of approximately 2% of total assets).

•
Reduced Leverage — From December 31, 2012 to March 31, 2013, we reduced our outstanding borrowings under our MCG Commercial Loan Trust, or 2006-1 Trust, by $15.1 million, reducing our borrowings under our 2006-1 Trust from $98.1 million to $83.0 million as of March 31, 2013. In April 2013, we further reduced our borrowings under our 2006-1 Trust by $28.1 million from $83.0 million to $54.9 million.

OUTLOOK
Since January 1, 2010, we monetized over $950 million of our investment portfolio.  At March 31, 2013, approximately 64% of our investments, at fair value, had been originated since January 1, 2010. Though we have seen an acceleration of monetizations, we continue to believe that monetizations of older vintage investments or investments that exceed our target hold size of $15 million are long-term positive events for MCG and for our investors.  However, these monetizations, especially when unplanned, result in short-term pressure to redeploy such capital.
Throughout the remainder of 2013, we anticipate that we will monetize approximately $30 million to $50 million of investments. In addition, we expect to use part of the proceeds from these monetizations to reduce the borrowings in our 2006-1 Trust to approximately $20 million to $30 million.  We expect to originate new loans and equity co-investments sufficient to end the year with total investments of $500 million to $530 million (calculated at fair value).
At March 31, 2013, using unrestricted cash and restricted cash from our SBIC, we had $148.6 million of cash on-hand to make new investments. Assuming continued stability in the market, actionable opportunities that meet our underwriting standards, portfolio granularity requirements and no material repayments beyond maturities that we are aware of as of March 31, 2013, we anticipate that we will substantially deploy our cash on-hand in 2013.
Under the $35 million stock repurchase program authorized by our board of directors in January 2012, we continue to repurchase shares of our common stock in open market transactions, including through block purchases, depending on prevailing market conditions and other factors. As of March 31, 2013, we have repurchased and retired an aggregate of 6,686,685 common shares at a weighted average purchase price of $4.40 per share.
ACCESS TO CAPITAL AND LIQUIDITY
At March 31, 2013, we had $98.9 million of cash and cash equivalents available for general corporate purposes, as well as $49.7 million of cash in restricted accounts related to our SBIC that we may use to fund new investments in the SBIC and $7.5 million of restricted cash held in escrow. In addition, we had $33.1 million of cash in securitization accounts, that may only be used to make interest and principal payments on our securitized borrowings or distributions to MCG in accordance with the indenture agreement of the 2006-1 Trust.

MCG Capital Corporation
April 30, 2013

At March 31, 2013, cash in securitization accounts included $29.9 million in the principal collections account of our 2006-1 Trust. In April 2013, we used $30.5 million of securitized cash, including $0.6 million collected in April 2013, to repay borrowings of our 2006-1 Trust, a pro rata portion of which we received for the principal we own. The reinvestment period for this facility ended on July 20, 2011 and all subsequent principal collections received have been, and will be, used to repay the securitized debt. At March 31, 2013, the outstanding borrowings under the 2006-1 Trust were $83.0 million.
At March 31, 2013, $150.0 million of United States Small Business Administration, or SBA, borrowings were outstanding, the maximum available under our current SBIC license.
At March 31, 2013, we had full access to our $20.0 million unsecured revolving credit facility with Bank of America, N.A.

Conference Call (Live Call)	Date and time	Tuesday, April 30, 2013 at 10:00 a.m. Eastern Time
	Dial-in Number (No Conference ID required)	(877) 312-8798 domestic (253) 237-1193 international
	Webcast	http://investor.mcgcapital.com
Replay (Available through May 14, 2013)	Call Replay (Conference ID for replay is #52856505)	(855) 859-2056 domestic (404) 537-3406 international
	Web Replay	http://investor.mcgcapital.com

MCG Capital Corporation
April 30, 2013

RESULTS OF OPERATIONS
The following section compares our results of operations for the three months ended March 31, 2013 to the three months ended March 31, 2012.
COMPARISON OF THE THREE MONTHS ENDED March 31, 2013 AND 2012
The following table summarizes the components of our net income for the three months ended March 31, 2013 and 2012:

	Three months ended March 31,		Variance
(dollars in thousands)	2013	2012	$	Percentage
Revenue
Interest and dividend income
Interest income	$11,085	$15,596	$(4,511)	(28.9)%
Dividend income	898	1,077	(179)	(16.6)
Loan fees	793	623	170	27.3
Total interest and dividend income	12,776	17,296	(4,520)	(26.1)
Advisory fees and other income	470	263	207	78.7
Total revenue	13,246	17,559	(4,313)	(24.6)
Operating expenses
Interest expense	2,382	5,202	(2,820)	(54.2)
Employee compensation
Salaries and benefits	1,407	3,875	(2,468)	(63.7)
Amortization of employee restricted stock	375	478	(103)	(21.5)
Total employee compensation	1,782	4,353	(2,571)	(59.1)
General and administrative expense	1,032	3,936	(2,904)	(73.8)
Restructuring expense	7	26	(19)	(73.1)
Total operating expense	5,203	13,517	(8,314)	(61.5)
Net operating income before net investment loss, loss on extinguishment of debt and income tax provision	8,043	4,042	4,001	99.0
Net investment loss before income tax provision	(233)	(2,493)	2,260	NM
Loss on extinguishment of debt before income tax provision	—	(174)	174	(100.0)
Income tax provision	58	18	40	222.2
Net income	$7,752	$1,357	$6,395	471.3
NM=Not Meaningful
TOTAL REVENUE
Total revenue includes interest and dividend income, loan fees, advisory fees and other income. The following sections describe the reasons for the variances in each major component of our revenue during the three months ended March 31, 2013 from the three months ended March 31, 2012.
INTEREST INCOME
The level of interest income that we earn depends upon the level of interest-bearing investments outstanding during the period, as well as the weighted-average yield on these investments. During the three months ended March 31, 2013, the total yield on our average debt portfolio at fair value was 12.1% compared to 10.9% during the three months ended March 31, 2012. The weighted-average yield varies each period because of changes in the composition of our portfolio of debt investments, changes in stated interest rates, fee accelerations of unearned fees on paid-off/restructured loans and the balance of loans on non-accrual status for which we are not accruing interest.

MCG Capital Corporation
April 30, 2013

The following table shows the various components of the total yield on our average debt portfolio at fair value for the three months ended March 31, 2013 and 2012:

	Three months ended March 31,
	2013	2012
Average 90-day LIBOR	0.3%	0.5%
Spread to average LIBOR on average loan portfolio	11.7	10.6
Impact of fee accelerations of unearned fees on paid/restructured loans	0.1	0.2
Impact of non-accrual loans	—	(0.4)
Total yield on average loan portfolio	12.1%	10.9%
During the three months ended March 31, 2013, interest income was $11.1 million, compared to $15.6 million during the three months ended March 31, 2012, which represented a $4.5 million, or 28.9%, decrease. This decrease reflected a $5.6 million decrease resulting from a 33.7% decrease in our average loan balance, a decrease of $0.4 million due to interest rate floors, a $0.3 million decrease in interest income related to the decrease in LIBOR and a $0.2 million decrease resulting from the net impact of loans that had been on non-accrual status during the three months ended March 31, 2013 that were accruing interest during the three months ended March 31, 2012. These decreases were partially offset by a $2.1 million increase in interest income resulting from a 1.2% increase in our net spread to LIBOR.
PIK Income
Interest income includes certain amounts that we have not received in cash, such as PIK interest. PIK interest represents contractually deferred interest that is added to the principal balance of the loan and compounded if not paid on a current basis. Borrowers may, in some instances, be required to prepay PIK because of certain contractual provisions or they may choose to prepay; however, more typically, PIK is paid at the end of the loan term. The following table shows the PIK-related activity for the three months ended March 31, 2013 and 2012, at cost:

	Three months ended March 31,
(in thousands)	2013	2012
Beginning PIK loan balance	$9,043	$15,653
PIK interest earned during the period	1,246	1,336
Payments received from PIK loans	(1,959)	(333)
Realized loss	(357)	—
Ending PIK loan balance	$7,973	$16,656
As of March 31, 2013 all of our PIK loans were accruing interest and, as of March 31, 2012, we were not accruing interest on $8.9 million of the PIK loans, at cost, shown in the preceding table. During the three months ended March 31, 2013, the payments received from PIK loans included $1.0 million collected in conjunction with the partial repayment of our investment in Education Management, Inc., as well as $0.8 million collected in conjunction with the repayment in full of our investment in NDSSI Holdings, LLC.
DIVIDEND INCOME
We accrete dividends on equity investments with stated dividend rates as they are earned, to the extent that we believe the dividends will be paid ultimately and the associated portfolio company has sufficient value to support the accretion. We recognize dividends on our other equity investments when we receive the dividend payment. Our dividend income varies from period to period because of changes in the size and composition of our equity investments, the yield from the investments in our equity portfolio and the ability of the portfolio companies to declare and pay dividends. During the three months ended March 31, 2013 and 2012, we recognized dividend income of $0.9 million and $1.1 million, respectively. In addition, during the three months ended March 31, 2013 and 2012, we received payments on accrued dividends of $0.2 million and $3.5 million, respectively. As of March 31, 2013, the balance of accrued dividends was $9.9 million.
ADVISORY FEES AND OTHER INCOME
Advisory fees and other income primarily include fees related to prepayment, advisory and management services, equity structuring, syndication, bank interest and other income. Generally, advisory fees and other income relate to specific transactions or services and, therefore, may vary from period to period depending on the level and types of services provided. During the three months ended March 31, 2013, we earned $0.5 million of advisory fees and other

MCG Capital Corporation
April 30, 2013

income, which represented a $0.2 million, or 78.7%, increase from the three months ended March 31, 2012. This increase resulted from an increase in prepayment fees related to loan prepayments in the first quarter of 2013.
TOTAL OPERATING EXPENSES
Total operating expenses include interest, employee compensation and general and administrative expenses. The reasons for these variances are discussed in more detail below.
INTEREST EXPENSE
During the three months ended March 31, 2013, we incurred $2.4 million of interest expense, which represented a $2.8 million, or 54.2%, decrease from the same period in 2012. During these respective periods, our average cost to borrow decreased from 5.0% to 4.0%, principally due to a decrease in the amortization of deferred financing costs (from $2.5 million to $0.3 million) offset by the repayment of securitized debt of our 2006-1 Trust (which carries interest rates ranging from L+0.33% to L+2.25%) and additional borrowings under the SBIC debenture program (which carries a weighted average fixed rate of 4.33%).
During the three months ended March 31, 2013, our averaging borrowings declined to approximately $235.6 million from an average of approximately $419.6 million for the same period in 2012, which accounted for a $1.6 million reduction in our interest expense. In addition, interest expense decreased by $2.1 million related to decreased amortization of debt issuance costs and $0.2 million due to a decrease in the average LIBOR rate from 0.52% to 0.29%. These decreases were offset by $1.1 million attributable to the spread to LIBOR increasing from approximately 2.08% to 3.17%.
We recognized $0.3 million in deferred financing costs during the three months ended March 31, 2013, down $2.1 million from the same period in 2012. The decrease is primarily attributable to $1.5 million in accelerated deferred financing fees related to the termination of our SunTrust Warehouse financing facility in the first quarter of 2012.
EMPLOYEE COMPENSATION
Employee compensation expense includes base salaries and benefits, variable annual incentive compensation and amortization of employee stock awards. During the three months ended March 31, 2013, our employee compensation expense was $1.8 million, which represented a $2.6 million, or 59.1%, decrease from the same period in March 31, 2012. Our salaries and benefits decreased by $2.5 million, or 63.7%, due to a $1.7 million decrease in incentive compensation and a $0.8 million decrease in salaries and benefits primarily resulting from our operational realignment, which is now substantially complete. As of March 31, 2013, we had 20 employees compared to 33 employees as of March 31, 2012.
GENERAL AND ADMINISTRATIVE
During the three months ended March 31, 2013, general and administrative expense was $1.0 million, which represented a $2.9 million, or 73.8%, decrease compared to the same period in 2012. In the first quarter of 2012, general and administrative expense included $1.1 million in severance costs and $0.3 million of legal expenses related to investment monetizations. In addition, general and administrative expense decreased $0.5 million due to reduced occupancy costs for our new corporate office space.

MCG Capital Corporation
April 30, 2013

NET INVESTMENT LOSS BEFORE INCOME TAX PROVISION
During the three months ended March 31, 2013, we incurred $0.2 million of net investment losses before income tax provision, compared to $2.5 million during the same period in 2012. These amounts represent the total of net realized gains and losses, net unrealized appreciation (depreciation), and reversals of unrealized (appreciation) depreciation. We reverse unrealized (appreciation) depreciation at the time that we realize the gain or loss. The following table summarizes our realized and unrealized gain and (loss) on investments and changes in our unrealized appreciation and depreciation on investments for the three months ended March 31, 2013:

		Three months ended March 31, 2013
(in thousands)	Industry	Type	Realized Gain/(Loss)	Unrealized (Depreciation)/ Appreciation	Reversal of Unrealized Depreciation/ (Appreciation)	Net (Loss)/ Gain
Portfolio Company
Virtual Radiologic Corporation	Healthcare	Non-Affiliate	$—	$(2,531)	$—	$(2,531)
Miles Media Group, LLC	Business Services	Affiliate	—	1,192	—	1,192
Advanced Sleep Concepts, Inc.	Home Furnishings	Affiliate	(3,424)	10	3,249	(165)
Other (< $1 million net gain (loss))			(607)	1,345	533	1,271
Total			$(4,031)	$16	$3,782	$(233)

•
In the first quarter of 2013, we recorded $2.5 million of unrealized depreciation on our investment in Virtual Radiologic Corporation to reflect a decrease in the indicated market price for that security.

•	We also recorded $1.2 million of unrealized appreciation on our investment in Miles Media Group, LLC to reflect an improvement in that portfolio company's operating performance.

•
In addition, during the three months ended March 31, 2013, we wrote off our preferred and common equity investments in Advanced Sleep Concepts, Inc. resulting in a realized loss of $3.4 million and a reversal of previously recorded unrealized depreciation of $3.2 million.

The remaining unrealized depreciation and appreciation shown in the above table resulted predominantly from the change in the performance of certain of our portfolio companies and the multiples used to value certain of our investments.
The following table summarizes our realized and unrealized (loss) and gain on investments and changes in our unrealized appreciation and depreciation on investments for the three months ended March 31, 2012:

		Three months ended March 31, 2012
(in thousands)	Industry	Type	Realized Gain/(Loss)	Unrealized (Depreciation)/ Appreciation	Reversal of Unrealized Depreciation/ (Appreciation)	Net (Loss)/ Gain
Portfolio Company
RadioPharmacy Investors, LLC	Healthcare	Control	$—	$(2,053)	$—	$(2,053)
Orbitel Holdings, LLC	Cable	Control	—	(1,966)	—	(1,966)
Miles Media Group, LLC	Business Services	Non-Affiliate	—	(1,575)	—	(1,575)
Jenzabar, Inc.	Technology	Non-Affiliate	16,370	(1)	(16,435)	(66)
Jet Plastica Investors, LLC	Plastic Products	Control	—	3,175	—	3,175
Other (< $1 million net gain (loss))			8	64	(80)	(8)
Total			$16,378	$(2,356)	$(16,515)	$(2,493)

•
During the quarter ended March 31, 2012, we recorded $2.0 million of unrealized depreciation on our investment in Orbitel Holdings, LLC due to a reduction in the multiple used to value that company based on estimated exit value.

•	We also recorded unrealized depreciation on our investments in Miles Media Group, LLC and RadioPharmacy Investors, LLC to reflect decreases in the operating performances of those companies.

•
In April 2012, Jet Plastica Investors, LLC liquidated substantially all of its assets.  Including the proceeds from the liquidation, we received a $10.2 million payment on our senior debt resulting in a $3.2 million unrealized appreciation in the first quarter of 2012.

MCG Capital Corporation
April 30, 2013

•
In February 2012, we accepted $23.7 million for our senior preferred stock and warrant position in Jenzabar, Inc. which resulted in a $16.4 million reversal of previously unrealized appreciation and the realization of a $16.4 million gain.

INCOME TAX PROVISION
During the three months ended March 31, 2013, we incurred a $58,000 income tax provision compared to an $18,000 income tax provision during the three months ended March 31, 2012. The income tax provision for both periods was primarily attributable to flow-through taxable income on certain investments held by our subsidiaries.

MCG Capital Corporation
April 30, 2013

MCG Capital Corporation
Consolidated Balance Sheets

(in thousands, except per share amounts)	March 31, 2013	December 31, 2012
	(unaudited)
Assets
Cash and cash equivalents	$98,894	$73,588
Cash, securitization accounts	33,144	16,980
Cash, restricted	57,171	54,838
Investments at fair value
Non-affiliate investments (cost of $475,678 and $534,389, respectively)	301,833	365,639
Affiliate investments (cost of $55,061 and $69,500, respectively)	56,747	62,079
Control investments (cost of $65,548 and $64,898, respectively)	50,442	50,006
Total investments (cost of $596,287 and $668,787, respectively)	409,022	477,724
Interest receivable	4,282	2,700
Other assets	4,480	4,946
Total assets	$606,993	$630,776
Liabilities
Borrowings (maturing within one year of $28,088 and $15,038, respectively)	$233,015	$248,053
Interest payable	859	2,496
Other liabilities	4,447	8,499
Total liabilities	238,321	259,048
Stockholders’ equity
Preferred stock, par value $0.01, authorized 1 share, none issued and outstanding	—	—
Common stock, par value $0.01, authorized 200,000 shares on March 31, 2013 and December 31, 2012, 71,212 issued and outstanding on March 31, 2013 and 71,721 issued and outstanding on December 31, 2012	712	717
Paid-in capital	982,567	984,468
Distributions in excess of earnings	(427,343)	(422,395)
Net unrealized depreciation on investments	(187,264)	(191,062)
Total stockholders’ equity	368,672	371,728
Total liabilities and stockholders’ equity	$606,993	$630,776
Net asset value per common share at end of period	$5.18	$5.18

MCG Capital Corporation
April 30, 2013

MCG Capital Corporation
Consolidated Statements of Operations
(unaudited)

	Three months ended
	March 31
(in thousands, except per share amounts)	2013	2012
Revenue
Interest and dividend income
Non-affiliate investments (less than 5% owned)	$9,848	$13,781
Affiliate investments (5% to 25% owned)	1,627	1,760
Control investments (more than 25% owned)	1,301	1,755
Total interest and dividend income	12,776	17,296
Advisory fees and other income
Non-affiliate investments (less than 5% owned)	458	236
Control investments (more than 25% owned)	12	27
Total advisory fees and other income	470	263
Total revenue	13,246	17,559
Operating expense
Interest expense	2,382	5,202
Employee compensation
Salaries and benefits	1,407	3,875
Amortization of employee restricted stock awards	375	478
Total employee compensation	1,782	4,353
General and administrative expense	1,032	3,936
Restructuring expense	7	26
Total operating expense	5,203	13,517
Net operating income before net investment loss, loss on extinguishment of debt and income tax provision	8,043	4,042
Net realized (loss) gain on investments
Non-affiliate investments (less than 5% owned)	(497)	16,370
Affiliate investments (5% to 25% owned)	(3,424)	—
Control investments (more than 25% owned)	(110)	8
Total net realized (loss) gain on investments	(4,031)	16,378
Net unrealized appreciation (depreciation) on investments
Non-affiliate investments (less than 5% owned)	(5,095)	(16,594)
Affiliate investments (5% to 25% owned)	9,107	(1,426)
Control investments (more than 25% owned)	(214)	(846)
Derivative and other fair value adjustments	—	(5)
Total net unrealized appreciation (depreciation) on investments	3,798	(18,871)
Net investment loss before income tax provision	(233)	(2,493)
Loss on extinguishment of debt before income tax provision	—	(174)
Income tax provision	58	18
Net income	$7,752	$1,357
Income per basic and diluted common share	$0.11	$0.02
Cash distributions declared per common share	$0.125	$0.17
Weighted-average common shares outstanding—basic and diluted	71,507	77,050

MCG Capital Corporation
April 30, 2013

MCG Capital Corporation
Consolidated Statements of Changes in Net Assets
(unaudited)

	Three months ended
	March 31
(in thousands, except per share amounts)	2013	2012
Increase in net assets from operations
Net operating income before net investment loss, loss on extinguishment of debt and income tax provision	$8,043	$4,042
Net realized (loss) gain on investments	(4,031)	16,378
Net unrealized appreciation (depreciation) on investments	3,798	(18,871)
Loss on extinguishment of debt before income tax provision	—	(174)
Income tax provision	(58)	(18)
Net income	7,752	1,357
Distributions to stockholders
Distributions declared	(8,902)	(13,050)
Net decrease in net assets resulting from stockholder distributions	(8,902)	(13,050)
Capital share transactions
Repurchase of common stock	(2,272)	(5,085)
Amortization of restricted stock awards
Employee awards accounted for as employee compensation	375	478
Non-employee director awards accounted for as general and administrative expense	14	17
Common stock withheld to pay taxes applicable to the vesting of restricted stock	(23)	(184)
Net decrease in net assets resulting from capital share transactions	(1,906)	(4,774)
Total decrease in net assets	(3,056)	(16,467)
Net assets
Beginning of period	371,728	434,952
End of period	$368,672	$418,485
Net asset value per common share at end of period	$5.18	$5.45
Common shares outstanding at end of period	71,212	76,762

MCG Capital Corporation
April 30, 2013

MCG Capital Corporation
Consolidated Statements of Cash Flows
(unaudited)

	Three months ended
	March 31
(in thousands)	2013	2012
Cash flows from operating activities
Net income	$7,752	$1,357
Adjustments to reconcile net income to net cash provided by operating activities
Investments in portfolio companies	(14,406)	(4,367)
Principal collections related to investment repayments or sales	83,015	75,520
Decrease (increase) in interest receivable, accrued payment-in-kind interest and dividends	(1,673)	1,280
Amortization of restricted stock awards
Employee	375	478
Non-employee director	14	17
Decrease in cash—securitization accounts from interest collections	664	292
Decrease in restricted cash—escrow accounts	192	1,122
Depreciation and amortization	365	2,757
Decrease in other assets	102	401
Decrease in other liabilities	(5,739)	(2,342)
Realized loss (gain) on investments	4,031	(16,378)
Net change in unrealized (appreciation) depreciation on investments	(3,798)	18,871
Loss on extinguishment of debt	—	174
Net cash provided by operating activities	70,894	79,182
Cash flows from financing activities
Repurchase of common stock	(2,272)	(5,085)
Payments on borrowings	(15,038)	(49,010)
Proceeds from borrowings	—	21,400
Decrease (increase) in cash in restricted and securitization accounts
Securitization accounts for repayment of principal on debt	(16,828)	4,634
Restricted cash	(2,525)	(35,437)
Payment of financing costs	—	(1,030)
Distributions paid	(8,902)	(13,092)
Common stock withheld to pay taxes applicable to the vesting of restricted stock	(23)	(184)
Net cash used in financing activities	(45,588)	(77,804)
Net increase in cash and cash equivalents	25,306	1,378
Cash and cash equivalents
Beginning balance	73,588	58,563
Ending balance	$98,894	$59,941
Supplemental disclosure of cash flow information
Interest paid	$3,672	$4,318
Income taxes (received) paid	(53)	12
Paid-in-kind interest collected	1,959	333
Dividend income collected	244	3,465

MCG Capital Corporation
April 30, 2013

SELECTED FINANCIAL DATA
QUARTERLY OPERATING INFORMATION

	2013	2012	2012	2012	2012
(in thousands, except per share amounts)	Q1	Q4	Q3	Q2	Q1
Revenue
Interest and dividend income
Interest income	$11,085	$11,028	$10,326	$13,826	$15,596
Dividend income	898	848	867	896	1,077
Loan fee income	793	870	642	1,100	623
Total interest and dividend income	12,776	12,746	11,835	15,822	17,296
Advisory fees and other income	470	675	234	2,122	263
Total revenue	13,246	13,421	12,069	17,944	17,559
Operating expense
Interest expense	2,382	2,375	2,974	4,552	5,202
Salaries and benefits	1,407	2,272	2,018	2,791	3,875
Amortization of employee restricted stock awards	375	382	505	711	478
General and administrative	1,032	3,269	2,504	4,274	3,936
Restructuring expense	7	10	12	21	26
Total operating expense	5,203	8,308	8,013	12,349	13,517
Net operating income before net investment income (loss), loss on extinguishment of debt and income tax provision	8,043	5,113	4,056	5,595	4,042
Net investment gain (loss) before income tax provision	(233)	1,305	228	(12,339)	(2,493)
Loss on extinguishment of debt before income tax provision	—	—	—	—	(174)
Income tax provision	58	6	18	293	18
Net income (loss)	$7,752	$6,412	$4,266	$(7,037)	$1,357
Per common share statistics
Weighted-average common shares outstanding—basic and diluted	71,507	72,594	73,431	75,142	77,050
Net operating income before net investment income (loss), loss on extinguishment of debt and income tax provision per common share—basic and diluted	$0.11	$0.07	$0.06	$0.07	$0.05
Income (loss) per common share—basic and diluted	$0.11	$0.09	$0.06	$(0.09)	$0.02
Net asset value per common share—period end	$5.18	$5.18	$5.20	$5.26	$5.45
Distributions declared per common share(a)	$0.125	$0.125	$0.14	$0.14	$0.17
_____________
(a) The following table summarizes the distributions that were declared during the past five quarters:

Date Declared	Record Date	Payable Date	Dividends per Share
March 1, 2013	March 15, 2013	March 29, 2013	$0.125
October 26, 2012	November 16, 2012	November 30, 2012	$0.125
July 27, 2012	August 17, 2012	August 31, 2012	$0.14
April 27, 2012	June 13, 2012	July 13, 2012	$0.14
February 24, 2012	April 13, 2012	May 15, 2012	$0.17

MCG Capital Corporation
April 30, 2013

ABOUT MCG CAPITAL CORPORATION
We are a solutions-focused commercial finance company providing capital and advisory services to middle-market companies throughout the United States. Our investment objective is to achieve current income and capital gains on our investments. Our capital is generally used by our portfolio companies to finance acquisitions, recapitalizations, buyouts organic growth and working capital.

Forward-looking Statements:
Statements in this press release regarding management's future expectations, beliefs, intentions, goals, strategies, plans or prospects, including statements relating to: MCG's results of operations, including revenues, net operating income, net investment losses and general and administrative expenses and the factors that may affect such results; anticipated operating and compensation costs during 2013; MCG's belief that the monetizations of legacy investments and investments that exceed its target hold size are positive events for MCG and for its investors; expectations regarding monetizations during 2013 and the use proceeds of such monetizations; expectations with regard to 2013 origination pacing and anticipated aggregate investment levels by year-end; MCG's expectation that it will substantially deploy cash on-hand in 2013; expectations regarding origination pacing during the remainder of 2013; the performance of current or former MCG portfolio companies; the cause of net investment losses; general market conditions; the state of the economy and other factors may constitute forward-looking statements for purposes of the safe harbor protection under applicable securities laws. Forward-looking statements can be identified by terminology such as “anticipate,” “believe,” “could,” “could increase the likelihood,” “estimate,” “expect,” “intend,” “is planned,” “may,” “should,” “will,” “will enable,” “would be expected,” “look forward,” “may provide,” “would” or similar terms, variations of such terms or the negative of those terms. Such forward-looking statements involve known and unknown risks, uncertainties and other factors including those risks, uncertainties and factors referred to in MCG's Annual Report on Form 10-K for the year ended December 31, 2012 filed with the Securities and Exchange Commission under the section “Risk Factors,” as well as other documents that may be filed by MCG from time to time with the Securities and Exchange Commission. As a result of such risks, uncertainties and factors, actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. MCG is providing the information in this press release as of this date and assumes no obligations to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future events or otherwise.